Exhibit 99.1

Kimco Realty® Announces Second Quarter 2025 Results

– Increases 2025 Outlook on Solid Growth in Net Income and FFO –

– Same Property NOI Increased 3.1% –

– Small Shop Occupancy Reaches Record High –

JERICHO, New York, July 31, 2025 - Kimco Realty® (NYSE: KIM), a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States, today reported results for the second quarter ended June 30, 2025. For the three months ended June 30, 2025 and 2024, Net income available to the company’s common shareholders (“Net income”) per diluted share was $0.23 and $0.17, respectively.

Highlights

•
Reported 7.3% growth in Funds From Operations* (“FFO”) per diluted share over the same period in 2024 to $0.44.
•
Produced a 3.1% increase in Same Property Net Operating Income* (“NOI”) over the same period a year ago.
•
Generated blended pro-rata cash rent spreads of 15.2% on comparable leases, marking the highest quarterly level in over seven years.
•
Small shop occupancy reached an all-time company record of 92.2%, surpassing the previous high by 40 basis points.
•
Grew pipeline of near-term rent commencements to $66 million of Annual Base Rent (“ABR”) from signed leases.
•
Expanded ABR contribution from grocery-anchored shopping centers to a new record level of 86%.
•
Sold a freestanding, single-tenant Home Depot-anchored property in Santa Ana, California for $49.5 million.

“Our FFO per share growth reflects both the strength of our high-quality portfolio and our best-in-class platform and leasing team,” said Kimco CEO Conor Flynn. “The modest dip in overall occupancy due to the bankruptcies of JOANN and Party City was significantly less than anticipated, further evidencing the strong tenant demand for our well-located centers and the resilient consumer demand for necessity-based essential goods and services. With consistently strong levels of retail demand, limited new construction supply, and an expanding pipeline of rent commencements, we are well positioned to deliver FFO per share growth in excess of 5% for the second consecutive year.”

Financial Results

Net income for the second quarter of 2025 was $155.4 million, or $0.23 per diluted share, compared to $111.8 million, or $0.17 per diluted share, for the second quarter of 2024. This 35% increase is primarily attributable to:

•
$24.7 million growth in consolidated revenues from rental properties, net, mainly due to $14.4 million in higher minimum rent and $4.2 million in increased reimbursement income.
•
$31.4 million in higher gains on sales of properties, net of impairments.
•
$7.3 million increase in mortgage and other financing income, net, primarily attributable to an increase in the size of Kimco’s Structured Investment Program.

This growth was partially offset by:

•
$8.2 million in increased depreciation and amortization expense.
•
$7.9 million in increased interest expense.

*Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

i

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

FFO was $297.6 million, or $0.44 per diluted share, for the second quarter of 2025, compared to $276.0 million, or $0.41 per diluted share, for the second quarter of 2024, representing a per share increase of 7.3%.

Operating Results

•
Signed 506 leases totaling 2.7 million square feet during the second quarter, generating blended pro-rata cash rent spreads on comparable spaces of 15.2%, with new leases up 33.8% and renewals and options growing 9.6%.
•
Pro-rata leased occupancy ended the quarter at 95.4%. The 40 basis point sequential decline was primarily driven by a 66 basis point impact from the anticipated vacates of the remaining JOANN and Party City leases, partially offset by strong leasing activity.
•
Small shop occupancy increased 50 basis points both sequentially and year-over-year to 92.2%, representing a new all-time company record, surpassing the previous high by 40 basis points.
•
Pro-rata anchor occupancy concluded the quarter at 96.7%.
•
Generated 3.1% growth in Same Property NOI in the second quarter over the same period a year ago, primarily driven by a 2.7% increase in minimum rents.
•
The spread between the company’s pro-rata leased rate versus economic occupancy level was 310 basis points, a 20-basis-point sequential increase, equating to $66 million in future ABR from leases that have been signed and have not yet commenced.

Transactional Activities

•
Completed the sale of a freestanding, Home Depot-anchored property in Santa Ana, California for $49.5 million, generating a gain of $38.4 million. The company plans to utilize the proceeds in a 1031 exchange towards the acquisition of a grocery-anchored shopping center that has been identified. This transaction aligns with the strategic disposition of single-tenant or ground leased properties with a limited growth profile that can be accretively recycled into new properties with a higher-growth trajectory.
•
Under Kimco’s Structured Investment Program, invested $46.2 million in new capital offset by $27.0 million in mezzanine loan repayments.

Capital Market Activities

•
Issued $500.0 million of 5.30% senior unsecured notes maturing February 2036. The pricing was reflective of a 92-basis-point spread over the 10-year U.S. Treasury.
•
Repaid a $240.5 million 3.85% unsecured note in the second quarter. The company has no remaining consolidated debt maturing until July 2026.
•
As previously announced, repurchased 3.0 million shares of common stock at an average price of $19.61 per share, net of fees and commissions.
•
Ended the quarter with over $2.2 billion of immediate liquidity, including full availability on a $2.0 billion unsecured revolving credit facility and $227.8 million of cash, cash equivalents and restricted cash on the balance sheet.

Dividend Declarations

•
The board of directors declared its quarterly cash dividend of $0.25 per common share (equivalent to $1.00 per annum), payable on September 19, 2025, to shareholders of record on September 5, 2025.
•
The board of directors also declared quarterly dividends with respect to each of the company’s Class L, Class M, and Class N series of preferred shares. These dividends on the preferred shares will be paid on October 15, 2025, to shareholders of record on October 1, 2025.

2025 Full Year Outlook

The company has raised its 2025 outlook for Net income and FFO per diluted share as follows:

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

	Current	Previous
Net income:	$0.74 to $0.76	$0.70 to $0.73
FFO:	$1.73 to $1.75	$1.71 to $1.74

The company’s full year outlook is based on the following assumptions (pro-rata share; dollars in millions):

	YTD Actual	Current	Previous
Same Property NOI growth	3.5%	+3.0% or better	+2.5% or better
Credit loss as a % of total pro-rata rental revenues	(72bps)	Unchanged	(75bps) to (100bps)

Total acquisitions (including structured investments), net of dispositions

Shopping centers, net (cap rate):

•
Acquisitions (6.0% to 7.0%):
•
Dispositions (5.0% to 6.0%):

Structured investments, net (yield):

•
New capital (9.0% to 10.0%):
•
Repayments (9.0% to 10.0%):
	$70 $74 $132; 7.0% ($58); 5.4% ($4) $46; 8.6% ($50); 9.8%	Unchanged Unchanged Unchanged	$100 to $125 6.0% to 7.0% 9.0% to 10.0%
Lease termination income	$8	$9 to $12	$6 to $9
Interest income – Other income, net (attributable to cash on balance sheet)	$5	Unchanged	$6 to $9
Redevelopment spending	$25	Unchanged	$100 to $125
Capital expenditures (tenant improvements, landlord work, leasing commissions)	$128	Unchanged	$250 to $300

Conference Call Information

When: 8:30 AM ET, July 31, 2025

Live Webcast: 2Q25 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com

Dial #: 1-833-470-1428 (International: 1-929-526-1599). Passcode: 970713

Audio from the conference will be available on Kimco Realty’s investor relations website until October 30, 2025.

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 65 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of June 30, 2025, the company owned interests in 566 U.S. shopping centers and mixed-use assets comprising 101 million square feet of gross leasable space.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) financial disruption, changes in trade policies and tariffs, geopolitical challenges or economic downturn, including general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development, redevelopment and merger opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xii) collectability of mortgage and other financing receivables, (xiii) impairment charges, (xiv) criminal cybersecurity attack disruptions, data loss or other security incidents and breaches, (xv) risks related to artificial intelligence, (xvi) impact of natural disasters and weather and climate-related events, (xvii) pandemics or other health crises, (xviii) our ability to attract, retain and motivate key personnel, (xix) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xx) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxiii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxiv) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the Securities and Exchange Commission (“SEC”).

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
(833) 800-4343

dbujnicki@kimcorealty.com

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30, 2025	December 31, 2024
Assets:
Real estate, net of accumulated depreciation and amortization
of $4,585,939 and $4,360,239, respectively	$16,751,461	$16,810,333
Investments in and advances to real estate joint ventures	1,466,874	1,487,675
Other investments	109,826	107,347
Cash, cash equivalents and restricted cash	227,826	689,731
Mortgage and other financing receivables, net	440,991	444,966
Accounts and notes receivable, net	339,351	340,469
Operating lease right-of-use assets, net	130,768	126,441
Other assets	329,458	302,934
Total assets	$19,796,555	$20,309,896

Liabilities:
Notes payable, net	$7,717,229	$7,964,738
Mortgages payable, net	441,489	496,438
Accounts payable and accrued expenses	257,321	281,867
Dividends payable	6,364	6,409
Operating lease liabilities	122,386	117,199
Other liabilities	533,790	597,456
Total liabilities	9,078,579	9,464,107
Redeemable noncontrolling interests	46,566	47,877

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 20,748, and 20,806 shares, respectively;
Aggregate liquidation preference $553,196 and $556,113, respectively	21	21
Common stock, $.01 par value, authorized 1,500,000,000 shares;
Issued and outstanding 677,205,011 and 679,493,522 shares, respectively	6,772	6,795
Paid-in capital	10,979,077	11,033,485
Cumulative distributions in excess of net income	(457,405)	(398,792)
Accumulated other comprehensive (loss)/income	(7,790)	11,038
Total stockholders' equity	10,520,675	10,652,547
Noncontrolling interests	150,735	145,365
Total equity	10,671,410	10,797,912
Total liabilities and equity	$19,796,555	$20,309,896

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Revenues from rental properties, net	$520,930	$496,221	$1,052,216	$995,126
Management and other fee income	4,245	4,010	9,583	8,859
Total revenues	525,175	500,231	1,061,799	1,003,985
Operating expenses
Rent	(4,242)	(4,226)	(8,426)	(8,505)
Real estate taxes	(66,559)	(66,182)	(136,470)	(129,542)
Operating and maintenance	(91,069)	(87,749)	(180,622)	(173,523)
General and administrative	(32,447)	(33,090)	(66,839)	(69,388)
Impairment charges	(7,645)	(201)	(8,179)	(3,902)
Merger charges	-	-	-	(25,246)
Depreciation and amortization	(156,323)	(148,148)	(314,776)	(302,867)
Total operating expenses	(358,285)	(339,596)	(715,312)	(712,973)

Gain on sale of properties	38,922	75	39,809	393
Operating income	205,812	160,710	386,296	291,405

Other income/(expense)
Other income, net	2,903	910	3,119	10,480
Mortgage and other financing income, net	12,062	4,751	23,331	7,270
Loss on marketable securities, net	(2)	(6)	(11)	(27,692)
Interest expense	(81,204)	(73,341)	(161,581)	(147,906)
Income before income taxes, net, equity in income of
joint ventures, net, and equity in income from other investments, net	139,571	93,024	251,154	133,557

Provision for income taxes, net	(366)	(217)	(830)	(72,227)
Equity in income of joint ventures, net	23,990	21,527	46,673	42,432
Equity in income of other investments, net	1,747	7,718	2,448	9,252
Net income	164,942	122,052	299,445	113,014
Net income attributable to noncontrolling interests	(1,956)	(2,314)	(3,642)	(4,250)
Net income attributable to the company	162,986	119,738	295,803	108,764
Preferred dividends, net	(7,556)	(7,961)	(15,239)	(15,903)
Net income available to the company's common shareholders	$155,430	$111,777	$280,564	$92,861

Per common share:
Net income available to the company's common shareholders: (1)
Basic	$0.23	$0.17	$0.41	$0.14
Diluted (2)	$0.23	$0.17	$0.41	$0.14
Weighted average shares:
Basic	674,613	671,198	675,837	670,658
Diluted (2)	675,079	671,384	676,244	670,839

(1)

Adjusted for earnings attributable to participating securities of ($622) and ($700) for the three months ended June 30, 2025 and 2024, respectively. Adjusted for earnings attributable to participating securities of ($1,227) and ($1,380) for the six months ended June 30, 2025 and 2024, respectively.

(2)

Reflects the potential impact if certain units/preferred stock were converted to common stock at the beginning of the period. The impact of the conversion of certain units/preferred shares would have an antidilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $9 and $0 for the three months ended June 30, 2025 and 2024, respectively. Adjusted for distributions on convertible units of $18 and $0 for the six months ended June 30, 2025 and 2024, respectively.

Reconciliation of Net Income Available to the Company's Common Shareholders to the FFO Available to the Company's Common Shareholders (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income available to the company's common shareholders	$155,430	$111,777	$280,564	$92,861
Gain on sale of properties	(38,922)	(75)	(39,809)	(393)
Gain on sale of joint venture properties	-	(1,441)	(784)	(1,494)
Depreciation and amortization - real estate related	155,145	146,892	312,377	300,354
Depreciation and amortization - real estate joint ventures	22,510	21,345	43,865	42,943
Impairment charges (including real estate joint ventures)	7,645	2,701	8,179	8,403
Profit participation from other investments, net	(630)	(5,647)	(846)	(5,676)
(Gain)/loss on derivative/marketable securities, net	(2,773)	1,243	(2,448)	30,771
(Benefit)/provision for income taxes, net (2)	(218)	(94)	(138)	71,647
Noncontrolling interests (2)	(632)	(743)	(1,509)	(1,629)
FFO available to the company's common shareholders (4)	$297,555	$275,958	$599,451	$537,787

Weighted average shares outstanding for FFO calculations:
Basic	674,613	671,198	675,837	670,658
Units	3,319	3,290	3,317	3,264
Convertible preferred shares	3,186	4,265	3,234	4,265
Dilutive effect of equity awards	369	129	317	129
Diluted (3)	681,487	678,882	682,705	678,316

FFO per common share - basic	$0.44	$0.41	$0.89	$0.80
FFO per common share - diluted (3) (4)	$0.44	$0.41	$0.88	$0.80

(1)

The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.

(2)	Related to gains, impairments, depreciation on properties, gains/(losses) on sales of marketable securities and derivatives, where applicable.
(3)

Reflects the potential impact if convertible preferred shares and certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $2,075 and $2,464 for the three months ended June 30, 2025 and 2024, respectively. FFO available to the company's common shareholders would be increased by $4,158 and $4,907 for the six months ended June 30, 2025 and 2024, respectively. The effect of other certain convertible units would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly, the impact of such conversion has not been included in the determination of diluted FFO per share calculations.

(4)	Includes merger-related charges of $25.2 million for the six months ended June 30, 2024.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI (1)(2)
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income available to the company's common shareholders	$155,430	$111,777	$280,564	$92,861
Adjustments:
Management and other fee income	(4,245)	(4,010)	(9,583)	(8,859)
General and administrative	32,447	33,090	66,839	69,388
Impairment charges	7,645	201	8,179	3,902
Merger charges	-	-	-	25,246
Depreciation and amortization	156,323	148,148	314,776	302,867
Gain on sale of properties	(38,922)	(75)	(39,809)	(393)
Other income, net	(2,903)	(910)	(3,119)	(10,480)
Mortgage and other financing income, net	(12,062)	(4,751)	(23,331)	(7,270)
Loss on marketable securities, net	2	6	11	27,692
Interest expense	81,204	73,341	161,581	147,906
Provision for income taxes, net	366	217	830	72,227
Equity in income of other investments, net	(1,747)	(7,718)	(2,448)	(9,252)
Net income attributable to noncontrolling interests	1,956	2,314	3,642	4,250
Preferred dividends, net	7,556	7,961	15,239	15,903
RPT same property NOI (3)	-	-	-	606
Non same property net operating income	(20,112)	(11,074)	(44,546)	(27,857)
Non-operational expense from joint ventures, net	25,596	28,277	53,912	57,402
Same Property NOI	$388,534	$376,794	$782,737	$756,139

(1)

Same property Net Operating Income (“NOI”) is a supplemental non-GAAP financial measure of real estate companies' operating performance and should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Same property NOI is considered by management to be an important operating performance measure frequently used by analysts and investors because it includes only the NOI of operating properties that have been owned and stabilized for the entire current and prior year reporting periods. Same property NOI assists in eliminating disparities due to the development, redevelopment, acquisition and disposition of properties during the periods presented and thus provides a more consistent performance measure for the comparison of the Company's properties. Same property NOI is calculated using rental property revenues (excluding straight-line rent adjustments, lease termination income, net, and amortization of above/below market rents), less charges for credit losses, operating and maintenance expenses, real estate taxes, and rent expenses, plus the Company's proportionate share of same property NOI from unconsolidated real estate joint ventures, calculated on the same basis. The Company's method of calculating same property NOI, which may differ from methods used by other REITs and may not be comparable to them, discloses with and without the impact from redevelopment projects.

(2)	Amounts represent Kimco Realty's pro-rata share.
(3)	Amounts represent the Same property NOI from RPT properties, not included in the Company's Net income available to the Company's common shareholders.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Projected Range
	Full Year 2025
	Low	High
Net income available to the company's common shareholders	$0.74	$0.76

Gain on sale of properties	(0.06)	(0.08)

Gain on sale of joint venture properties	-	(0.01)

Depreciation & amortization - real estate related	0.92	0.94

Depreciation & amortization - real estate joint ventures	0.12	0.13

Impairment charges (including real estate joint ventures)	0.01	0.01

FFO available to the company's common shareholders	$1.73	$1.75

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, international tariffs, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.